EXHIBIT 10(b)


PROMISSORY NOTE


$25,000,000.00                   October 10, 1994

FOR VALUE RECEIVED, the undersigned, NORTHROP GRUMMAN CORPORATION
(the "Borrower"), hereby promises to pay to the order of Wachovia
Bank of Georgia, N.A. (the "Bank"), or any branch, office, or agency of the Bank, the lesser of:

(a)    the principal sum of U.S. $25,000,000.00  ; or

(b) the aggregate unpaid principal amount of all Advances made by the Bank to the Borrower and endorsed on the reverse of this Note and made a part hereof.

Such principal amount shall be due and payable, with respect to any Advance, on the earlier of (a) the maturity date of such Advance or
(b) one (1) business day following the date on which the Bank makes demand for payment hereunder. The Borrower promises to pay interest (computed for the actual number of days elapsed on the basis of a year of 360 days, which results in greater interest than if a 365 day year were used) in respect of the unpaid principal amount hereof from the date of each Advance until paid, at such rates as shall be agreed upon from time to time between the Borrower and the Bank and endorsed on the reverse hereof. Interest shall be payable at the maturity of each Advance and calculated as to each interest period from and including the first day thereof, but not including the last day thereof. Interest not paid when due shall thereafter bear like interest as the principal.

The Bank is authorized and directed to endorse on the reverse hereof the date, amount, interest rate, and maturity date of each Advance made by the Bank to the Borrower hereunder, as well as the date and the amount of each payment of the principal amount of, and interest on, such Advances; provided, however, that the failure by the Bank to make such endorsement shall not relieve the Borrower of any of its obligations hereunder.

Both principal and interest are payable in lawful money of the United States of America at the office of the Bank located at 191 Peachtree
Street, Atlanta, Georgia, 30303     .

The Borrower promises to pay the cost of collection, including reasonable attorney's fees (including, without limitation, the reasonable estimate of the allocated cost of in-house legal staff and counsel).

The makers and endorsers severally waive presentment of the payment, protest, notice of protest, and notice of non-payment of this Note.


This Note and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California.


NORTHROP GRUMMAN CORPORATION



By:    ________________________
       James L. Sanford
       Assistant Treasurer